Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2018 THIRD QUARTER RESULTS

Third Quarter Highlights:

•	Diluted earnings per share of $0.05, or $0.57 adjusted*

•	Year-to-date operating cash flow of $127.4 million; Free Cash Flow* of $103.8 million

•	Consolidated backlog of $1.0 billion, a 35.6% increase since year end

•	Distribution operating margin of 5.1%, or 5.3% adjusted*, on a sales increase of 6.8%

•	Aerospace operating margin of 4.6%, or 13.0% adjusted*, on sales of $157.1 million

•	Non-cash impairment charge of $10.0 million at Aerospace

BLOOMFIELD, Conn. (November 1, 2018) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended September 28, 2018, as follows:

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	September 28, 2018	September 29, 2017	Change
Net sales:
Distribution	$285,924	$267,641	$18,283
Aerospace	157,134	179,405	(22,271)
Net sales	$443,058	$447,046	$(3,988)

Operating income:
Distribution	$14,592	$13,092	$1,500
% of sales	5.1%	4.9%	0.2%
Aerospace	7,206	31,318	(24,112)
% of sales	4.6%	17.5%	(12.9)%
Net gain (loss) on sale of assets	640	212	428
Corporate expense	(15,182)	(14,942)	(240)
Operating income	$7,256	$29,680	$(22,424)

Adjusted EBITDA*:
Net earnings	$1,432	$16,280	$(14,848)
Adjustments	35,020	29,242	5,778
Adjusted EBITDA*	$36,452	$45,522	$(9,070)
% of sales	8.2%	10.2%	(2.0)%

Earnings per share:
Diluted earnings per share	$0.05	$0.58	$(0.53)
Adjustments	0.52	0.11	0.41
Adjusted Diluted Earnings per Share*	$0.57	$0.69	$(0.12)

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “Our third quarter results were below expectations as we recorded a non-cash non-tax deductible impairment charge in our U.K. operations and we experienced some shipment delays and adverse sales mix for several of our key aerospace programs. The shipment and mix issues are timing related and we expect to be fully recovered in early 2019. Our distribution business performed very well in the quarter with higher sales and improved margins, while our Free Cash Flow* generation continued to be very strong.

Based on our third quarter results and the expected shift of additional sales into 2019, we are revising our outlook for the remainder of the year. The most significant change is the delay of a Joint Programmable Fuze DCS order. We expected to ship this order late in the fourth quarter; however, due to increasing uncertainty around the timely receipt of U.S. government approvals and the limited shipment windows due to the nature of the product, we have elected to move this transaction out of our 2018 Outlook. We are moving forward with production and if the receipt of approvals allows us to meet our transportation schedule we will ship these fuzes in the fourth quarter. While we are disappointed by this potential delay, the JPF program, with record backlog and high levels of demand, remains a key growth platform as we move into 2019.

Turning to our results for the quarter, Distribution sales increased 6.8% to $285.9 million, or a 5.1% increase when measured on a Sales per Sales Day* basis, resulting in our highest daily sales rate since the third quarter of 2015. Performance across our three product lines was very strong with fluid power and automation products delivering mid-single digit Sales-Per-Sales Day* growth in the quarter, and our bearings and power transmission products delivering its fourth consecutive quarter of year-over-year Sales-Per-Sales Day* growth. Operating margin was 5.1%, or 5.3% when adjusted for restructuring costs, and, similar to the second quarter, was also negatively impacted by higher group healthcare costs as well as costs associated with our one-time employee incentives that negatively impacted our operating margin by 40 basis points.

At Aerospace, as expected, sales and operating profit performance were impacted by the JPF sales mix in the quarter, which was weighted entirely to USG compared to a higher mix of DCS sales in the prior year period. In addition, we encountered several issues that resulted in sales being shifted out of the third quarter. Specifically, our self-lubricating bearings products were impacted by delays associated with two outside suppliers which led to delayed shipments and higher scrap costs. Delivery of a K-MAX® aircraft was delayed into October, as adverse weather conditions prevented the completion of pre-delivery flight testing. On a positive note, Aerospace ended the quarter with a record backlog of $870 million, up over 40% from year end. New JPF and AH-1Z orders have added $488 million to our backlog during the year. We are also very pleased that demand for our specialty bearing products remain strong with new orders in the quarter up approximately 20% over the prior year.

As we enter the fourth quarter and look ahead to next year, we have a number of encouraging signs at each business. We continue to see a high level of new orders for our most profitable products at Aerospace and with the continued positive momentum at Distribution we are positioned for strong performance in 2019."

Chief Financial Officer, Robert D. Starr, commented, "GAAP diluted earnings per share totaled $0.05 in the third quarter, or $0.57 adjusted*, compared to $0.58, or $0.69 adjusted*, in the third quarter of 2017. The decrease in GAAP diluted earnings per share was largely due to the non-cash non-tax deductible impa irment and inventory charges we recorded for our UK operations, as well as, the lower operating profit at Aerospace, offset by the benefit received in the period from the adoption of the new revenue standard.

The largest adjustment to our third quarter results relates to the multiple non-cash non-tax deductible charges totaling $10.7 million, or $0.39 per diluted share, recorded in our UK operations as we were required to assess the tangible and intangible assets of this entity for impairment. These charges included a $10.0 million non-cash impairment charge related to acquired intangible assets and $0.7 million of non-cash inventory write-offs. Additionally, we continued our restructuring actions at both segments recording $1.7 million in expense. Finally, we accrued $1.3 million, associated with employee tax-related matters at one of our foreign operations and incurred $2.2 million for corporate development activities, including the costs associated with due diligence for a significant specialty bearings acquisition we elected not to pursue.

Moving to our outlook for the balance of the year and starting with Distribution. Based on our performance through the first nine months of the year, we are modestly revising our sales outlook to $1.135 billion to $1.155 billion, while revising our expectations for operating margin to 4.8% to 4.9%, or 4.9%* when adjusted for the restructuring and severance costs.

At Aerospace we now expect sales in the range of $705.0 million to $725.0 million, with operating margins of 12.4% to 12.7%, or 14.9% to 15.1% adjusted*. A significant portion of the downward revision in our sales and margin expectations is the result of a shift of product sales out of 2018 into 2019, including the JPF DCS order referenced by Neal, the finalization of our SH-2 program with Peru, and delayed shipments of our bearing products.

We are increasing our expectation for Corporate expense to $62.0 million, or $60.0 million when adjusted for $2.2 million of costs associated with corporate development activities incurred in the third quarter, which included costs associated with due diligence on a significant specialty bearings acquisition we elected not to pursue. The adjusted corporate expense number is consistent with our prior corporate expense outlook for the year.

Also, we are increasing our expectation for our effective tax rate for the year to 27.0% to account for the 3.0% impact from the non-cash impairment charge on our 2018 full year tax rate.

Our strong cash flow generation continued in the third quarter, where we generated $33.7 million in Cash Flows from Operations, leading to Free Cash Flow* of $25.8 million. This brings our year-to-date total Free Cash Flow* to $103.8 million. During the third quarter, we made the additional $10.0 million discretionary pension contribution we discussed in the second quarter, bringing our total discretionary pension contributions for the year to $30.0 million. Due to this additional $10.0 million contribution, which was not included in our prior outlook, we are slightly lowering our expectations for operating cash flows for the year to $175.0 million to $200.0 million, or Free Cash Flow* of $140.0 million to $165.0 million."

2018 Outlook
The Company's revised 2018 outlook is as follows:

•	Distribution:

◦	Sales of $1.135 billion to $1.155 billion

◦	Operating margins of 4.8% to 4.9% , or 4.9% when adjusted* for the $0.6 million of restructuring costs

◦	Depreciation and amortization expense of approximately $15.0 million

•	Aerospace:

◦	Sales of $705.0 million to $725.0 million

◦	Operating margins of 12.4% to 12.7%, or 14.9% to 15.1% when adjusted* for approximately $17.5 million of expense, including $5.5 million of restructuring expense

◦	Depreciation and amortization expense of approximately $24.0 million

•	Interest expense of approximately $20.0 million

•	Corporate expenses of approximately $62.0 million, or $60.0 million when adjusted for $2.2 million of costs associated with corporate development activities

•	Net periodic pension benefit of approximately $12.5 million

•	Estimated annualized tax rate of approximately 27.0%, which includes the full year impact for the non-cash impairment charge on our tax rate in 2018 of 3.0%

•	Consolidated depreciation and amortization expense of approximately $43.0 million

•	Capital expenditures of approximately $35.0 million

•
Cash flows from operations in the range of $175.0 million to $200.0 million; Free Cash Flow* in the range of $140.0 million to $165.0 million, which includes $30 million of discretionary pension contributions

•	Weighted average diluted shares outstanding of 28.2 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, November 2, 2018, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 2467917; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 2467917. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 220 customer service centers including five distribution centers across the U.S. and Puerto Rico. Kaman offers more than five million items including electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net sales:
Distribution	$285,924	$267,641	$859,379	$817,965
Aerospace	157,134	179,405	515,135	514,028
Net sales	$443,058	$447,046	$1,374,514	$1,331,993

Operating income:
Distribution	$14,592	$13,092	$39,972	$40,165
Aerospace	7,206	31,318	52,609	73,060
Net gain (loss) on sale of assets	640	212	2,228	217
Corporate expense	(15,182)	(14,942)	(45,954)	(43,747)
Operating income	$7,256	$29,680	$48,855	$69,695

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Depreciation and Amortization:
Distribution	$3,486	$3,640	$10,420	$11,535
Aerospace	6,049	6,056	18,561	17,589
Corporate	840	914	2,519	2,795
Consolidated Total	$10,375	$10,610	$31,500	$31,919

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (i.e. Financial measures that are noted computed in accordance with Generally Accepted Accounting Principles) financial measures identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and nine-month fiscal periods ended September 28, 2018 and September 29, 2017. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Distribution
Net sales	$285,924	$267,641	$859,379	$817,965
Acquisition Sales	—	—	—	—
Organic Sales	$285,924	$267,641	$859,379	$817,965
Aerospace
Net sales	$157,134	$179,405	$515,135	$514,028
Acquisition Sales	—	—	—	—
Organic Sales	$157,134	$179,405	$515,135	$514,028
Consolidated
Net sales	$443,058	$447,046	$1,374,514	$1,331,993
Acquisition Sales	—	—	—	—
Organic Sales	$443,058	$447,046	$1,374,514	$1,331,993

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 1, 2018.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)		For the Three Months Ended		For the Nine Months Ended
		September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
		(in thousands)
Current period
Net sales		$285,924	$267,641	$859,379	$817,965
Sales days		63	62	191	190
Sales per Sales Day for the current period	a	$4,538	$4,317	$4,499	$4,305

Prior period
Net sales from the prior year		$267,641	$274,388	$817,965	$849,104
Sales days from the prior year		62	63	190	192
Sales per Sales day from the prior year	b	$4,317	$4,355	$4,305	$4,422

% change	(a-b)÷b	5.1%	(0.9)%	4.5%	(2.6)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2018 Sales Days by quarter	64	64	63	62
2017 Sales Days by quarter	64	64	62	62
2016 Sales Days by quarter	65	64	63	61

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and nine-month fiscal periods ended September 28, 2018 and September 29, 2017. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures:

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Adjusted EBITDA
Consolidated Results
Sales	$443,058	$447,046	$1,374,514	$1,331,993

Net earnings	$1,432	$16,280	$30,592	$36,029

Interest expense, net	$5,085	$5,264	$15,439	$15,546
Income tax expense	3,893	9,237	12,027	21,034
Other expense (income), net	(179)	(483)	(160)	(711)
Depreciation and amortization	10,375	10,610	31,500	31,919
Other Adjustments:
Restructuring and severance costs	1,657	2,500	5,304	2,500
Non-cash intangible asset impairment charge	10,039	—	10,039	—
Non-cash write-off of inventory	709	—	709	—
Employee tax-related matters in foreign operations	1,279	—	1,279	—
Cost associated with corporate development activities	2,162	—	2,162	—
Cost associated with senior executive retirement	—	2,114	—	2,114
Gain on the sale of land	—	—	(1,520)	—
Adjustments	$35,020	$29,242	$76,779	$72,402

Adjusted EBITDA	$36,452	$45,522	$107,371	$108,431
Adjusted EBITDA margin	8.2%	10.2%	7.8%	8.1%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	September 28, 2018	June 29, 2018	September 28, 2018
Net cash provided by operating activities	$127,398	$93,742	$33,656
Expenditures for property, plant & equipment	(23,630)	(15,812)	(7,818)
Free Cash Flow	$103,768	$77,930	$25,838

Table 9. Free Cash Flow - 2018 Outlook (in millions)	2018 Outlook
Free Cash Flow:
Net cash provided by operating activities	$175.0	to	$200.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$140.0	to	$165.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	September 28, 2018	December 31, 2017
Current portion of long-term debt	$8,750	$7,500
Long-term debt, excluding current portion, net of debt issuance costs	295,584	391,651
Debt	$304,334	$399,151
Total shareholders' equity	638,294	635,656
Capitalization	$942,628	$1,034,807
Debt to Capitalization Ratio	32.3%	38.6%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 1, 2018.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Adjustments to Net Earnings, pre tax
Restructuring and severance costs at Aerospace	$1,214	$2,500	$4,711	$2,500
Restructuring and severances costs at Distribution	443	—	593	—
Non-cash non-tax intangible asset impairment charge	10,039	—	10,039	—
Non-cash non-tax write-off of inventory	709	—	709	—
Employee tax-related matters in foreign operations	1,279	—	1,279	—
Cost associated with corporate development activities	2,162	—	2,162	—
Cost associated with senior executive retirement	—	2,114	—	2,114
Gain on the sale of land	—	—	(1,520)	—

Adjustments, pre tax	$15,846	$4,614	$17,973	$4,614

Tax Effect of Adjustments to Net Earnings
Restructuring and severance costs at Aerospace	$304	$875	$1,178	$875
Restructuring and severances costs at Distribution	111	—	148	—
Non-cash non-tax intangible asset impairment charge	—	—	—	—
Non-cash non-tax write-off of inventory	—	—	—	—
Employee tax-related matters in foreign operations	320	—	320	—
Cost associated with corporate development activities	541	—	541	—
Cost associated with senior executive retirement	—	740	—	740
Gain on the sale of land	—	—	(380)	—
Tax effect of Adjustments	$1,276	$1,615	$1,807	$1,615

Adjustments to Net Earnings, net of tax
GAAP Net Earnings, as reported	$1,432	$16,280	$30,592	$36,029
Restructuring and severance costs at Aerospace	910	1,625	3,533	1,625
Restructuring and severances costs at Distribution	332	—	445	—
Non-cash non-tax intangible asset impairment charge	10,039	—	10,039	—
Non-cash non-tax write-off of inventory	709	—	709	—
Employee tax-related matters in foreign operations	959	—	959	—
Cost associated with corporate development activities	1,621	—	1,621	—
Cost associated with senior executive retirement	—	1,374	—	1,374
Gain on the sale of land	—	—	(1,140)	—
Adjusted Net Earnings	$16,002	$19,279	$46,758	$39,028

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.05	$0.58	$1.08	$1.27
Restructuring and severance costs at Aerospace	0.03	0.06	0.13	0.06
Restructuring and severances costs at Distribution	0.01	—	0.02	—
Non-cash non-tax intangible asset impairment charge	0.36	—	0.36	—
Non-cash non-tax write-off of inventory	0.03	—	0.03	—
Employee tax-related matters in foreign operations	0.03	—	0.03	—
Cost associated with corporate development activities	0.06	—	0.06	—
Cost associated with senior executive retirement	—	0.05	—	0.05
Gain on the sale of land	—	—	(0.04)	—
Adjusted Diluted Earnings per Share	$0.57	$0.69	$1.67	$1.38

Diluted weighted average shares outstanding	28,258	28,219	28,258	28,319

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income using information found in Note 16, Segment and Geographic Information, to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 1, 2018.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$285,924	$267,641	$859,379	$817,965
GAAP Operating income - Distribution segment	14,592	13,092	39,972	40,165
% of GAAP net sales	5.1%	4.9%	4.7%	4.9%
Restructuring and severance costs	443	—	593	—
Adjusted Operating Income - Distribution segment	$15,035	$13,092	$40,565	$40,165
% of net sales	5.3%	4.9%	4.7%	4.9%
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$157,134	$179,405	$515,135	$514,028
GAAP Operating income - Aerospace segment	7,206	31,318	52,609	73,060
% of GAAP net sales	4.6%	17.5%	10.2%	14.2%
Restructuring and severance costs	1,214	2,500	4,711	2,500
Non-cash intangible asset impairment charge	10,039	—	10,039	—
Non-cash write-off of inventory	709	—	709	—
Employee tax-related matters in foreign operations	1,279	—	1,279	—
Adjusted Operating Income - Aerospace segment	$20,447	$33,818	$69,347	$75,560
% of GAAP net sales	13.0%	18.9%	13.5%	14.7%
CORPORATE EXPENSE:
GAAP Corporate Expense	$(15,182)	$(14,942)	$(45,954)	$(43,747)
Cost associated with corporate development activities	2,162	—	2,162	—
Cost associated with senior executive retirement	—	2,114	—	2,114
Adjusted Corporate Expense	$(13,020)	$(12,828)	$(43,792)	$(41,633)
CONSOLIDATED OPERATING INCOME:
Net Sales	$443,058	$447,046	$1,374,514	$1,331,993
GAAP - Operating income	7,256	29,680	48,855	69,695
% of GAAP net sales	1.6%	6.6%	3.6%	5.2%
Restructuring and severance costs at Distribution	443	—	593	—
Restructuring and severance costs at Aerospace	1,214	2,500	4,711	2,500
Non-cash non-tax intangible asset impairment charge	10,039	—	10,039	—
Non-cash non-tax write-off of inventory	709	—	709	—
Employee tax-related matters in foreign operations	1,279	—	1,279	—
Cost associated with corporate development activities	2,162	—	2,162	—
Cost associated with senior executive retirement	—	2,114	—	2,114
Gain on the sale of land	—	—	(1,520)	—
Adjusted Operating Income	$23,102	$34,294	$66,828	$74,309
% of GAAP net sales	5.2%	7.7%	4.9%	5.6%

The following table reconciles our GAAP operating margin outlook for Distribution and Aerospace for 2018 to our Adjusted Operating Margin outlook for Distribution and Aerospace for 2018:

Table 13. Adjusted Operating Income - Outlook
	2018 Outlook
Adjusted Operating Income - Outlook	Low End of Range		High End of Range
Distribution
Net Sales - Outlook	$1,135.0	to	$1,155.0

Operating income - Outlook	55.0	to	56.1
GAAP operating margin - outlook	4.8%	to	4.9%
Restructuring and transition costs	0.6	to	0.6
Restructuring costs as a percentage of sales	0.1%	to	—%
Adjusted Operating Income - Outlook	$55.6	to	$56.7
Adjusted Operating Margin - Outlook	4.9%	to	4.9%

Aerospace
Net Sales - Outlook	$705.0	to	$725.0

Operating income - Outlook	87.5	to	92.0
GAAP operating margin - outlook	12.4%	to	12.7%
Restructuring and transition costs	5.5	to	5.5
Non-cash non-tax intangible asset impairment charge	10.0	to	10.0
Non-cash non-tax write-off of inventory	0.7	to	0.7
Employee tax-related matters in foreign operations	1.3	to	1.3
Total Adjustments	17.5	to	17.5
Restructuring and transition costs as a percentage of sales	2.5%	to	2.4%
Adjusted Operating Income - Outlook	$105.0	to	$109.5
Adjusted Operating Margin - Outlook	14.9%	to	15.1%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (vii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (viii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (ix) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (x) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xi) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xiii) the accuracy of current cost estimates associated with environmental remediation activities; (xiv) the profitable integration of acquired businesses into the Company's operations; (xv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xvi) changes in supplier sales or vendor incentive policies; (xvii) the effects of price increases or decreases; (xviii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xix) future levels of indebtedness and capital expenditures; (xx) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxi) the effects of currency exchange rates and foreign competition on future operations; (xxii) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxiii) the effects, if any, of the UK's exit from the EU; (xxiv) future repurchases and/or issuances of common stock; (xxv) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxvi) other risks and uncertainties set forth herein and in our 2017 Form 10-K and our Third Quarter Form 10-Q filed November 1, 2018.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net sales	$443,058	$447,046	$1,374,514	$1,331,993
Cost of sales	314,500	308,581	976,206	934,689
Gross profit	128,558	138,465	398,308	397,304
Selling, general and administrative expenses	110,246	106,497	336,338	325,326
Other intangible assets impairment	10,039	—	10,039	—
Restructuring costs	1,657	2,500	5,304	2,500
Net gain on sale of assets	(640)	(212)	(2,228)	(217)
Operating income	7,256	29,680	48,855	69,695
Interest expense, net	5,085	5,264	15,439	15,546
Non-service pension and post retirement benefit cost (income)	(2,975)	(618)	(9,043)	(2,203)
Other expense (income), net	(179)	(483)	(160)	(711)
Earnings before income taxes	5,325	25,517	42,619	57,063
Income tax expense	3,893	9,237	12,027	21,034
Net earnings	$1,432	$16,280	$30,592	$36,029

Earnings per share:
Basic earnings per share	$0.05	$0.58	$1.09	$1.31
Diluted earnings per share	$0.05	$0.58	$1.08	$1.27
Average shares outstanding:
Basic	28,009	27,907	27,944	27,536
Diluted	28,258	28,219	28,258	28,319
Dividends declared per share	$0.20	$0.20	$0.60	$0.60

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	September 28, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$26,222	$36,904
Accounts receivable, net	235,682	313,451
Contract assets	128,039	—
Contract costs, current portion	5,296	—
Inventories	303,145	367,437
Income tax refunds receivable	4,157	2,889
Other current assets	35,411	27,188
Total current assets	737,952	747,869
Property, plant and equipment, net of accumulated depreciation of $269,241 and $252,611, respectively	189,133	185,452
Goodwill	347,549	351,717
Other intangible assets, net	95,255	117,118
Deferred income taxes	21,026	27,603
Contract costs, noncurrent portion	12,124	—
Other assets	28,610	25,693
Total assets	$1,431,649	$1,455,452
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$8,750	$7,500
Accounts payable – trade	136,030	127,591
Accrued salaries and wages	47,901	48,352
Contract liabilities, current portion	21,284	—
Advances on contracts	—	8,527
Income taxes payable	—	1,517
Other current liabilities	59,466	52,812
Total current liabilities	273,431	246,299
Long-term debt, excluding current portion, net of debt issuance costs	295,584	391,651
Deferred income taxes	7,218	8,024
Underfunded pension	82,572	126,924
Contract liabilities, noncurrent portion	85,044	—
Other long-term liabilities	49,506	46,898
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,524,943 and 29,141,467 shares issued, respectively	29,525	29,141
Additional paid-in capital	198,072	185,332
Retained earnings	592,103	587,877
Accumulated other comprehensive income (loss)	(116,661)	(115,814)
Less 1,545,603 and 1,325,975 shares of common stock, respectively, held in treasury, at cost	(64,745)	(50,880)
Total shareholders’ equity	638,294	635,656
Total liabilities and shareholders’ equity	$1,431,649	$1,455,452

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Nine Months Ended
	September 28, 2018	September 29, 2017
Cash flows from operating activities:
Net earnings	$30,592	$36,029
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	31,500	31,919
Amortization of debt issuance costs	1,355	1,564
Accretion of convertible notes discount	1,934	2,769
Provision for doubtful accounts	1,273	743
Net gain on sale of assets	(2,228)	(217)
Other intangible assets impairment	10,039	—
Loss on debt extinguishment	—	137
Net loss (gain) on derivative instruments	642	(789)
Stock compensation expense	4,989	4,917
Deferred income taxes	8,094	6,450
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	46,411	(44,537)
Contract assets	(45,686)	—
Contract costs	(6,576)	—
Inventories	(10,561)	12,317
Income tax refunds receivable	(1,268)	5,430
Other assets	(9,720)	(2,084)
Accounts payable - trade	7,446	(5,373)
Contract liabilities	94,935	231
Accrued restructuring costs	(445)	1,467
Advances on contracts	—	1,458
Other current liabilities	2,687	1,850
Income taxes payable	(3,048)	3,830
Pension liabilities	(36,185)	(11,531)
Other long-term liabilities	1,218	(2,746)
Net cash provided by operating activities	127,398	43,834

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Nine Months Ended
	September 28, 2018	September 29, 2017
Cash flows from investing activities:
Proceeds from sale of assets	2,433	513
Expenditures for property, plant & equipment	(23,630)	(19,874)
Acquisition of businesses (net of cash acquired)	—	(1,365)
Other, net	(2,435)	(2,375)
Net cash used in investing activities	(23,632)	(23,101)
Cash flows from financing activities:
Net repayments under revolving credit agreements	(89,727)	(73,779)
Debt repayment	(5,625)	(5,000)
Proceeds from the issuance of 2024 convertible note	—	200,000
Repayment of 2017 convertible notes	—	(163,654)
Purchase of capped call - 2024 convertible notes	—	(20,500)
Proceeds from bond hedge settlement - 2017 convertible notes	—	58,564
Net change in bank overdraft	4,669	1,115
Proceeds from exercise of employee stock awards	6,448	5,426
Purchase of treasury shares	(11,996)	(6,931)
Dividends paid	(16,751)	(15,892)
Debt and equity issuance costs	—	(7,469)
Other	(729)	(379)
Net cash used in financing activities	(113,711)	(28,499)
Net decrease in cash and cash equivalents	(9,945)	(7,766)
Effect of exchange rate changes on cash and cash equivalents	(737)	1,990
Cash and cash equivalents at beginning of period	36,904	41,205
Cash and cash equivalents at end of period	$26,222	$35,429

Supplemental disclosure of noncash activities:
Value of common shares issued for unwind of warrant transactions	$7,583	$30,279